                                                                   EXHIBIT 10.24


[CONFIDENTIAL TREATMENT REQUESTED]/*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                 EXECUTION COPY







                                LICENSE AGREEMENT


                                 BY AND BETWEEN


                                 ACUSPHERE, INC.


                                       AND


                              ACUSPHERE NEWCO, LTD.

                                TABLE OF CONTENTS


1        DEFINITIONS

2        ACUSPHERE LICENSE TO NEWCO

3        INTELLECTUAL PROPERTY

4        [CONFIDENTIAL TREATMENT REQUESTED]/*/

5        FINANCIAL PROVISIONS

6        RIGHT OF INSPECTION AND AUDIT

7        REPRESENTATIONS AND WARRANTIES

8        TERM AND TERMINATION

9        CONFIDENTIAL INFORMATION

10       GOVERNING LAW AND JURISDICTION

11       IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

12       ASSIGNMENT

13       NOTICES

14       MISCELLANEOUS

THIS AGREEMENT made this 30th day of June 2000

BETWEEN:

(1) ACUSPHERE, INC., a Delaware corporation, having its principal place of business at 38 Sidney Street, Cambridge, MA 02139-4169; and

(2) ACUSPHERE NEWCO, LTD., an exempted limited liability company incorporated under the laws of Bermuda and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda;


RECITALS:

A. Simultaneously herewith, Acusphere, Elan, EIS, and Newco (capitalized terms used herein are defined below) are entering into the JDOA for the purpose of recording the terms and conditions of the joint venture and of regulating their relationship with each other and certain aspects of the affairs of, and their dealings with Newco.

B. Newco desires to enter into this Agreement with Acusphere so as to permit Newco to utilize the Acusphere Intellectual Property in making, having made, importing, using, offering for sale and selling the Products in the Field in the Territory.

C. Simultaneously herewith Newco and Elan are entering into the Elan License Agreement relating to Newco's use of the Elan Intellectual Property.


1        DEFINITIONS

1.1      In this Agreement unless the context otherwise requires:

         "ACUSPHERE" shall mean Acusphere, Inc., a Delaware corporation and its Affiliates.

         "ACUSPHERE IMPROVEMENTS" shall mean improvements relating to the Acusphere Patents and/or the Acusphere Know-How, developed (i) by Acusphere whether or not pursuant to the Project, (ii) by Newco or Elan or by a third party (under contract with Newco) pursuant to the Project, and/or (iii) jointly by any combination of Acusphere, Elan or Newco pursuant to the Project, except as limited by agreements with third parties.

         Subject to third party agreements, Acusphere Improvements shall constitute part of Acusphere Intellectual Property and be included in the license of the Acusphere Intellectual Property pursuant to Clause
         2.1 solely for the purposes set forth therein. If the inclusion of a Acusphere Improvement in the license of Acusphere Intellectual Property is restricted or limited by a third party agreement, Acusphere shall use reasonable commercial efforts to minimize any such restriction or limitation.


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
         "ACUSPHERE INTELLECTUAL PROPERTY" shall mean the Acusphere Know-How, the Acusphere Patents and the Acusphere Improvements.

         "ACUSPHERE JV" shall mean an entity that Acusphere and a third party
         (i) establish or has established, (ii) take shareholdings in or have a right to take shareholdings in, and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

         "ACUSPHERE KNOW-HOW" shall, subject to Clause 4.2, mean any and all rights owned, licensed or controlled by Acusphere to any discovery, invention (whether patentable or not), know-how, substance, data, technique, process, system, formulation and design relating to microparticle compositions of the Compounds for pulmonary administration which includes all know-how relating to the technology set forth in Schedule 1 hereto.

         "ACUSPHERE LICENSE" shall have the meaning set forth in Clause 2.1.

         "ACUSPHERE PATENTS" shall, subject to Clause 4.2, mean any and all rights under any and all patent applications and/or patents, now existing, currently pending or hereafter filed or obtained or licensed by Acusphere relating to microparticle compositions of the Compounds for pulmonary administration as set forth in Schedule 1, which list is not exhaustive, and any foreign counterparts thereof and all divisionals, continuations, continuations-in-part, any foreign counterparts thereof and all patents issuing on, any of the foregoing, together with all registrations, reissues, re-examinations or extensions thereof.

         "AFFILIATE" shall mean any corporation or entity controlling, controlled or under the common control of Elan or Acusphere, as the case may be, excluding an Elan JV or an Acusphere JV. For the purpose of this definition, "control" shall mean direct or indirect ownership of [CONFIDENTIAL TREATMENT REQUESTED]/*/ or more of the stock or shares entitled to vote for the election of directors. For purposes of this Agreement, Newco is not an Affiliate of Acusphere or EIS.

         "AGREEMENT" shall mean this license agreement (which expression shall be deemed to include the Recitals and Schedules hereto).

         "BUSINESS PLAN" shall have the meaning set forth in the JDOA.

         "COMMERCIALIZATION" shall mean the manufacture, have manufactured, promotion, distribution, import, use, market, offer for sale and sale of the Products.

         "COMPOUNDS" shall mean [CONFIDENTIAL TREATMENT REQUESTED]/*/ and such other active ingredients for the Products as may be nominated by the Management Committee in accordance with Clause 2 of the JDOA.

         "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Clause
         9.


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         "DEFINITIVE DOCUMENTS" shall mean the definitive agreements relating to the transaction including finance, stock purchase, research and license agreements.

         "EFFECTIVE DATE" shall mean the date of this Agreement.

         "EIS" shall mean Elan International Services, Ltd., a Bermuda exempted limited liability company having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda.

         "ELAN" shall mean EPIL and Elan Corporation, plc carrying on business as Elan Pharmaceutical Technologies. For purposes of this Agreement, Elan shall exclude The Liposome Company, Inc. and its subsidiaries, Axogen Limited and Neuralab Limited and all Affiliates and subsidiaries (present or future) of Elan Corporation plc within the division of Elan Corporation, plc carrying on business as Elan Pharmaceuticals which incorporates, inter alia, Athena Neurosciences, Inc., Elan Pharmaceuticals, Inc., Elan Diagnostics, Carnrick Laboratories, and Elan Europe Limited.

         "ELAN IMPROVEMENTS" shall have the meaning set forth in the Elan License Agreement.

         "ELAN INTELLECTUAL PROPERTY" shall have the meaning set forth in the Elan License Agreement.

         "ELAN JV" shall have the meaning set forth in the Elan License
         Agreement.

         "ELAN KNOW-HOW" shall have the meaning set forth in the Elan License Agreement.

         "ELAN LICENSE" shall have the meaning set forth in the Elan License Agreement.

         "ELAN LICENSE AGREEMENT" shall mean that certain license agreement, of even date herewith, entered into between Elan and Newco.

         "ELAN PATENTS" shall have the meaning set forth in the Elan License Agreement.

         "EPIL" shall mean Elan Pharma International Limited, a private limited company incorporated under the laws of Ireland.

         "FIELD" shall mean the delivery of a specified Compound by a specific Mode of Administration in a specific device to treat a specific medical condition, as set forth in Clause 2.3 of the JDOA with respect to [CONFIDENTIAL TREATMENT REQUESTED]/*/ and as further determined by the unanimous vote of the Management Committee in accordance with Clause 2 of the JDOA.

         "FINANCIAL YEAR" shall mean each year commencing on 1 January (or in the case of the first Financial Year, the Effective Date) and expiring on 31 December of each year.



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         "IN MARKET" shall mean the sale of the Product in the Territory by
         Newco or its Affiliates, or where applicable by a permitted sub-licensee, to an unaffiliated third party, such as (i) the end-user consumer of the Product (ii) a wholesaler, managed care organization, hospital or pharmacy or other third party who effects the final commercial sale to the end-user consumer of the Product, and shall exclude the transfer pricing of the Product(s) by Newco to an Affiliate or a sub-licensee.

         "JDOA" shall mean that certain subscription, joint development and operating agreement, of even date herewith, by and between Elan, Acusphere, EIS and Newco.

         "LICENSES" shall mean the Elan License and the Acusphere License.

         "MANAGEMENT COMMITTEE" shall have the meaning set forth in the JDOA.

         "MODE OF ADMINISTRATION" shall mean administration via the pulmonary route (a) for local or systemic effect, and (b) by immediate or controlled release.

         "NET SALES" shall mean that sum determined by deducting the following deductions from the aggregate gross In Market sales proceeds billed for the Products by Newco or its Affiliate or a permitted sub-licensee, as the case may be:

         (i) transportation charges or allowances, if any, included in such price;

         (ii) trade, quantity or cash discounts, broker's or agent's commissions, if any, allowed or paid;

         (iii) credits or allowances, if any, given or made on account of price adjustments, returns, promotional discounts, rebates and any and all federal, state or local government rebates whether in existence now or enacted at any time during the term of the Licenses; and

         (iv) any tax, excise or governmental charge upon or measured by the sale, transportation, delivery or use of the Products.

         "NEWCO" shall mean, Acusphere Newco, Ltd. a new company established by Acusphere and EIS, in Bermuda.

         "NEWCO INTELLECTUAL PROPERTY" shall mean all rights to patents, know-how and other intellectual property arising out of the conduct of the Project by any person, including any technology acquired by Newco from a third party, that relates to the Products and which is not (in the case of the Compound) or which cannot be segregated into (nor does it constitute) Elan Intellectual Property or Acusphere Intellectual Property.

         "PARTY" shall mean Acusphere or Newco, as the case may be, and "PARTIES" shall mean Acusphere and Newco.

         "PRODUCTS" shall mean formulations of the Compound(s) for use as a human therapeutic for a specified medical condition.


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
         "PROJECT" shall mean all activities as undertaken by Elan, Acusphere and Newco in order to develop the Products.

         "TERM" shall have the meaning set forth in Clause 8.

         "TERRITORY" shall mean all the countries of the world.

         "UNITED STATES DOLLAR" and "US$" shall mean the lawful currency for the time being of the United States of America.

1.2      In this Agreement:

         1.2.1 The singular includes the plural and vice versa, and the masculine includes the feminine and vice versa and the neuter includes the masculine and the feminine.

         1.2.2 Any reference to a Clause or Schedule shall, unless otherwise specifically provided, be to a Clause or Schedule of this Agreement.

         1.2.3 The headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.


2        ACUSPHERE LICENSE TO NEWCO

2.1 Acusphere hereby grants to Newco for the Term an exclusive license (the "ACUSPHERE LICENSE") of the Acusphere Intellectual Property solely in the Field to make, have made, import, use, offer for sale and sell the Products in the Field in the Territory, subject to any contractual obligations that Acusphere has as of the Effective Date. Acusphere hereby confirms that no such contractual obligations are in effect on the date hereof between Acusphere and an unaffiliated third party.

2.2 [CONFIDENTIAL TREATMENT REQUESTED]/*/ shall be responsible for payments related to the financial provisions and obligations of any third party agreement with respect to [CONFIDENTIAL TREATMENT REQUESTED]/*/ to which it is a party on the Effective Date (including amendments thereto) including without limitation, any royalty or other compensation obligations triggered thereunder on the Effective Date, or triggered thereunder after the Effective Date.

2.3 Elan shall be a third party beneficiary under this Agreement and shall have the right to cause Newco to enforce Newco's rights under this Agreement against Acusphere.

2.4 Notwithstanding anything contained in this Agreement to the contrary, Acusphere shall have the right outside the Field and subject to the non-competition provisions of Clause 4 to exploit and grant licenses and sublicenses of the Acusphere Intellectual Property.

         For the avoidance of doubt, Newco shall have no right to use the Acusphere Intellectual Property outside the Field.

2.5 Except as provided in Clause 11 of the JDOA, Newco shall not be permitted to assign, license or sublicense any of its rights under the Acusphere Intellectual Property without the prior consent in writing of Acusphere.

2.6 Any agreement between Newco and any permitted third party for the development or exploitation of the Acusphere Intellectual Property shall require such third party to maintain the confidentiality of all information concerning the Acusphere Intellectual Property.

         Insofar as the obligations owed by Newco to Acusphere are concerned, Newco shall remain responsible for all acts and omissions of any permitted sub-licensee, including Elan, as if they were acts and omissions by Newco.

3        INTELLECTUAL PROPERTY

3.1      Ownership of Intellectual Property:

         3.1.1    Newco shall own the Newco Intellectual Property.

         3.1.2    Acusphere shall own the Acusphere Intellectual Property.


4        [CONFIDENTIAL TREATMENT REQUESTED]/*/

5        FINANCIAL PROVISIONS

5.1      ROYALTIES:

         Prior to the Commercialization of the Products, the Management Committee shall consider and if appropriate, determine reasonable royalties with respect to the Commercialization of the Products by Newco that shall be payable by Newco to Elan and Acusphere[CONFIDENTIAL TREATMENT REQUESTED]/*/.

5.2 Payment of royalties pursuant to Clause 5.1 shall be made quarterly in arrears during each Financial Year within 30 days after the expiry of the calendar quarter. The method of payment shall be by wire transfer to an account specified by Acusphere. Each payment made to Acusphere shall be accompanied by a true accounting of all Products sold by Newco's permitted sublicensees, if any, during such quarter.

         Such accounting shall show, on a country-by-country and Product-by-Product basis, Net Sales (and the calculation thereof) and each calculation of royalties with respect thereto, including the calculation of all adjustments and currency conversions.



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
5.3 Newco shall maintain and keep clear, detailed, complete, accurate and separate records for a period of 3 years:

         5.3.1 to enable any royalties on Net Sales that shall have accrued hereunder to be determined; and

         5.3.2 to enable any deductions made in the Net Sales calculation to be determined.

5.4 All payments due hereunder shall be made in United States Dollars. Payments due on Net Sales of any Product for each calendar quarter made in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in effect on the last working day for such quarter for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the currency of the country of origin of such payment, determined by averaging the rates so quoted on each business day of such quarter.

5.5 If, at any time, legal restrictions in the Territory prevent the prompt payment when due of royalties or any portion thereof, the Parties shall meet to discuss suitable and reasonable alternative methods of paying Acusphere the amount of such royalties. In the event that Newco is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or government regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which they accrue to Acusphere's account in a bank acceptable to Acusphere in the country the currency of which is involved or as otherwise agreed by the Parties.

5.6 Acusphere and Newco agree to co-operate in all respects necessary to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available.

5.7 Any taxes payable by Acusphere on any payment made to Acusphere pursuant to this Agreement shall be for the account of Acusphere. If so required by applicable law, any payment made pursuant to this Agreement shall be made by Newco after deduction of the appropriate withholding tax, in which event the Parties shall co-operate to obtain the appropriate tax clearance as soon as is practicable. On receipt of such clearance, Newco shall forthwith arrange payment to Acusphere of the amount so withheld.

6        RIGHT OF INSPECTION AND AUDIT

6.1 Once during each Financial Year, or more often not to exceed quarterly as reasonably requested by Acusphere, Newco shall permit Acusphere or its duly authorized representatives, upon reasonable notice and at any reasonable time during normal business hours, to have access to inspect and audit the accounts and records of Newco and any other book, record, voucher, receipt or invoice relating to the calculation of the royalty payments on Net Sales submitted to Acusphere.



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
         Any such inspection of Newco's records shall be at the expense of Acusphere, except that if any such inspection reveals a deficiency in the amount of the royalty actually paid to Acusphere hereunder in any Financial Year quarter of [CONFIDENTIAL TREATMENT REQUESTED]/*/ or more of the amount of any royalty actually due to Acusphere hereunder, then the expense of such inspection shall be borne solely by Newco. Any amount of deficiency shall be paid promptly to Acusphere by Newco.

         If such inspection reveals a surplus in the amount of royalties actually paid to Acusphere by Newco, Elan shall reimburse Newco the surplus within 15 days after determination.

6.2 In the event of any unresolved dispute regarding any alleged deficiency or overpayment of royalty payments hereunder, the matter will be referred to an independent firm of chartered accountants chosen by agreement of Acusphere and Elan for a resolution of such dispute. Any decision by the said firm of chartered accountants shall be binding on the Parties.


7        REPRESENTATIONS AND WARRANTIES

7.1 Upon the selection of the Compound by the Management Committee in accordance with Clause 2.3 of the JDOA Acusphere represents and warrants to Newco and Elan as of such selection date with respect to the Acusphere Intellectual Property as it relates to such Compound, as follows:

         7.1.1    Acusphere has the right to grant the Acusphere License;

         7.1.2 There are no agreements between Acusphere and any third party that conflict with the Acusphere License; and

         7.1.3 to Acusphere's knowledge, there are no third party proceedings pending or threatened against Acusphere in connection with the Acusphere Patent Rights or the Acusphere Know-How in relation to the Field.

7.2 In addition to any other indemnities provided for herein, Acusphere shall indemnify and hold harmless Newco and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Newco arising out of or in connection with any:

         7.2.1 breach of any representation, covenant, warranty or obligation by Acusphere hereunder; or

         7.2.2 act or omission on the part of Acusphere or any of its respective employees, agents, officers and directors in the performance of this Agreement.


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
7.3 In addition to any other indemnities provided for herein, Newco shall indemnify and hold harmless Acusphere and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Acusphere arising out of or in connection with any:

         7.3.1 breach of any representation, covenant, warranty or obligation by Newco hereunder; or

         7.3.2 act or omission on the part of Newco or any of its agents or employees in the performance of this Agreement.

7.4      The Party seeking an indemnity shall:

         7.4.1 fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

         7.4.2 permit the indemnifying Party to take full care and control of such claim or proceeding;

         7.4.3 co-operate in the investigation and defense of such claim or proceeding;

         7.4.4 not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld conditioned or delayed; and

         7.4.5 take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

7.5 [CONFIDENTIAL TREATMENT REQUESTED]/*/ ACUSPHERE IS GRANTING THE ACUSPHERE LICENSE HEREUNDER ON AN "AS IS" BASIS WITHOUT REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

7.6 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ACUSPHERE AND NEWCO SHALL NOT BE LIABLE TO THE OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF PROFITS OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.


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
8.       TERM AND TERMINATION

8.1 The term of this Agreement shall commence as of the Effective Date and shall, subject to the rights of termination outlined in this Clause 8, expire on a Product-by-Product basis and on a country-by-country basis on the last to occur of:

         8.1.1 [CONFIDENTIAL TREATMENT REQUESTED]/*/ starting from the date of the first commercial sale of the Product in the country concerned; or

         8.1.2 the date of expiration of the last to expire of the patents included in the Elan Patents and the Elan Improvements and/or the Acusphere Patents and the Acusphere Improvements

         ("THE TERM").

8.2 If either Party commits a Relevant Event, the other Party shall have, in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' prior written notice to the defaulting Party.

8.3 For the purpose of this Clause 8, a "RELEVANT EVENT" is committed or suffered by a Party if:

         8.3.1 it commits a material breach of its obligations under this Agreement or the JDOA and fails to cure it within 60 days of being specifically required in writing to do so by the other Party; provided, that if the breaching Party has proposed a course of action to cure the breach and is acting in good faith to cure same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be cured, provided that such period shall not be extended by more than 90 days, unless otherwise agreed in writing by the Parties;

         8.3.2 a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property, which is not discharged or challenged within 30 days;

         8.3.3 it is unable to pay its debts in the normal course of business;

         8.3.4 it ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Party (such consent not to be unreasonably withheld);

         8.3.5 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Party or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland;

         8.3.6 an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or

                  Ireland, is filed, and is not discharged within 60 days, or a Party applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Party are for any reason seized, confiscated or condemned.

8.4      Upon expiration or termination of the Agreement:

         8.4.1. any sums that were due from Newco to Acusphere on Net Sales in the Territory or in such particular country or countries in the Territory (as the case may be) prior to the expiration or termination of this Agreement as set forth herein shall be paid in full within 60 days after the expiration or termination of this Agreement for the Territory or for such particular country or countries in the Territory (as the case may be);

         8.4.2 any provisions that expressly survive termination or expiration of this Agreement, including without limitation this Clause 8, shall remain in full force and effect;

         8.4.3 all representations, warranties and indemnities shall insofar as are appropriate remain in full force and effect;

         8.4.4 the rights of inspection and audit set out in Clause 6 shall continue in force for a period of one year; and

         8.4.5 subject to Clause 8.4.7, all rights and licenses granted to Newco pursuant to this Agreement and to the Acusphere Intellectual Property pursuant to the JDOA (including the rights of Newco pursuant to Clause 10 of the JDOA with respect to patent prosecution and maintenance) shall cease for the Territory or for such particular country or countries in the Territory (as the case may be) and shall revert to or be transferred to Acusphere, and Newco shall not thereafter use in the Territory or in such particular country or countries in the Territory (as the case may be) any rights covered by this Agreement;

         8.4.6 subject to such license, if any, granted by Newco to Acusphere pursuant to the provisions of Clause 11.3 of the JDOA, all rights to Newco Intellectual Property shall be transferred to and jointly owned by Acusphere and Elan and may be exploited by both Elan and Acusphere separately provided that nothing hereunder shall grant, or be construed to grant, a license to the other party under the Elan Intellectual Property or the Acusphere Intellectual Property;

         8.4.7 the rights of permitted third party sub-licensees in and to the Acusphere Intellectual Property shall survive the termination of the license and sublicense agreements granting said intellectual property rights to Newco; and Newco, Elan and Acusphere shall in good faith agree upon the form most advantageous to Elan and Acusphere in which the rights of Newco under any such licenses and sublicenses are to be held (which form may include continuation of Newco solely as the holder of such licenses or assignment of such rights to a third party or parties, including an assignment to both Elan and Acusphere).

                  Any sublicense agreement between Newco and such permitted sublicensee shall permit an assignment of rights by Newco and shall contain appropriate confidentiality provisions.


9        CONFIDENTIAL INFORMATION

9.1 The Parties agree that it will be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other proprietary information relating to the Field, the Products, processes, services and business of the disclosing Party.

         The foregoing shall be referred to collectively as "CONFIDENTIAL INFORMATION".

9.2 Any Confidential Information disclosed by one Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's obligations under this Agreement and the JDOA and for no other purpose.

9.3 Save as otherwise specifically provided herein, each Party shall disclose Confidential Information of the other Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the confidentiality terms and provisions of this Agreement and their duties hereunder and to obtain their agreement hereto as a condition of receiving Confidential Information. Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other Party. Each Party shall, upon request of the other Party, return all documents and any copies thereof containing Confidential Information belonging to, or disclosed by, such other Party.

9.4 Any breach of this Clause 9 by any person informed by one of the Parties is considered a breach by the Party itself.

9.5      Confidential Information shall not be deemed to include:

         9.5.1    information that is in the public domain;

         9.5.2 information which is made public through no breach of this Agreement;

         9.5.3 information which is independently developed by a Party as evidenced by such Party's records;


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
         9.5.4 information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than a Party, which source did not acquire this information on a confidential basis; or

9.6 The receiving Party will be entitled to disclose Confidential Information which the receiving Party is required to disclose pursuant to:

         9.6.1    a valid order of a court or other governmental body; or

         9.6.2    any other requirement of law;

         provided that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

9.7 The provisions relating to confidentiality in this Clause 9 shall remain in effect during the term of this Agreement, and for a period of 7 years following the expiration or earlier termination of this Agreement.

9.8 The Parties agree that the obligations of this Clause 9 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Parties agree that any such violation or threatened violation shall cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 9, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.


10       GOVERNING LAW AND JURISDICTION

10.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.2 The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives of the Parties. In the event that such negotiations do not result in a mutually acceptable resolution, the Parties agree to consider other dispute resolution mechanisms including mediation.


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
         In the event that the Parties fail to agree on a mutually acceptable dispute resolution mechanism, any such dispute shall be finally settled by the courts of competent jurisdiction. For the purposes of this Agreement the parties submit to the non-exclusive jurisdiction of the courts of the State of New York.

11       IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

         Neither Acusphere nor Newco shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, intervention of a government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

12       ASSIGNMENT

         This Agreement may not be assigned by either Party without the prior written consent of the other, save that either Party may assign this Agreement to its Affiliates or subsidiaries without such prior written consent; provided that such assignment does not have any adverse tax consequences on the other Party.

13       NOTICES

13.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telefaxed to the following addresses:

         If to Newco at:

         Clarendon House,
         2 Church St.,
         Hamilton,
         Bermuda
         Attention:        Secretary
         Telephone:        441 292 9169
         Fax:              441 292 2224

         with a copy to Elan at:

         Elan Corporation, plc
         102 St. James Court
         Flatts, Smiths FL04
         Bermuda

         Attention:        President
         Telephone:        441-292-9169
         Fax:              441-292-2224


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
         If to Acusphere at:

         38 Sidney Street
         Cambridge, MA 02139-4169

         Attn: Chief Executive Officer
         Telephone         617-577-8800
         Fax:              617-577-0233

         with a copy to:

         Testa, Hurwitz & Thibeault, LLP
         125 High Street
         Boston, MA 02110

         Attention:        Lawrence S. Wittenberg
         Telephone:        617-248-7000
         Fax:              617-248-7100

         If to Elan at:

         Elan Corporation, plc
         102 St. James Court
         Flatts, Smiths FL04
         Bermuda

         Attention:        President
         Telephone:        441-292-9169
         Fax:              441-292-2224

         or to such other address(es) and telefax numbers as may from time to time be notified by either Party to the other hereunder.

13.2 Any notice sent by mail shall be deemed to have been delivered within 7 working days after dispatch and any notice sent by telex or telefax shall be deemed to have been delivered within 24 hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.

14       MISCELLANEOUS

14.1     WAIVER:

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any other breach or failure to perform or of any other right arising under this Agreement.

14.2     SEVERABILITY:

         If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

         14.2.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

         14.2.2 if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

14.3     FURTHER ASSURANCES:

         At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

14.4     SUCCESSORS:

         This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns.

14.5     NO EFFECT ON OTHER AGREEMENTS/CONFLICT:

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided herein.

         In the event of a conflict between the provisions of this Agreement and the provisions of the JDOA, the terms of the JDOA shall prevail unless this Agreement specifically provides otherwise.

14.6     AMENDMENTS:

         No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

14.7     COUNTERPARTS:

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.


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
14.8     GOOD FAITH:

         Each Party undertakes to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

14.9     NO RELIANCE:

         Each Party hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.

14.10    RELATIONSHIP OF THE PARTIES:

         Nothing contained in this Agreement is intended or is to be construed to constitute Acusphere and Newco as partners, or Acusphere as an employee of Newco, or Newco as an employee of Acusphere.

         Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.


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

IN WITNESS WHEREOF the Parties hereto have executed this Agreement.


SIGNED

BY: /s/ illegible signature
------------------------------------------------
For and on behalf of ACUSPHERE NEWCO, LTD.


SIGNED

BY: /s/ Sherri C. Oberg
------------------------------------------------
For and behalf of ACUSPHERE, INC.


AGREED TO AND ACCEPTED:

SIGNED

BY: /s/ illegible signature
------------------------------------------------
for and on behalf of ELAN CORPORATION, PLC,
ACTING THROUGH ITS DIVISION ELAN PHARMACEUTICAL
TECHNOLOGIES


SIGNED

BY: /s/ illegible signature
------------------------------------------------
for and behalf of ELAN PHARMA
INTERNATIONAL LIMITED



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


                                   SCHEDULE 1


                        REPRESENTATIVE ACUSPHERE PATENTS


                      [CONFIDENTIAL TREATMENT REQUESTED]/*/